UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2008
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51937 (Commission File Number)	57-6218917 (I.R.S. Employer Identification No.)
COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51938 (Commission File Number)	20-3812051 (I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01	Other Events
     Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent acquisition of one such business.
Fox Factory, Inc.
     On January 4, 2008, Fox Factory Holding Corp. (the “Buyer”), a subsidiary of the Company, entered into a Share Purchase Agreement (the “Purchase Agreement”) with Fox Factory, Inc. (“Fox”) and Robert C. Fox, Jr.(“Seller”), the sole shareholder of Fox, to purchase, and consummated the purchase of, all of the issued and outstanding capital stock of Fox.
     Under the terms of the transaction, CODI’s acquisition of Fox is based on a total enterprise value of $85.0 million, representing approximately 7.5 times Fox’s estimated Earnings Before Interest, Taxes, Depreciation and Amortization for 2007, before taking into account the positive cash flow impact of the tax asset step-up pursuant to which CODI acquired Fox. Transaction expenses were approximately $1.7 million. The cash consideration and transaction expenses were funded by CODI through available cash. Fox management invested in the transaction alongside CODI resulting in an initial minority ownership of approximately 24%.
     Founded in 1974 and headquartered in Watsonville, California, Fox is a designer, manufacturer and marketer of high end suspension products for mountain bikes, all terrain vehicles, snowmobiles and other off-road vehicles. Fox both acts as a tier one supplier to leading action sport original equipment manufacturers and provides aftermarket products to retailers and distributors. Fox’s products are recognized as the industry’s performance leaders by retailers and end-users alike. Fox had revenue of approximately $87.8 million for its fiscal year ended December 31, 2006.
     Concurrent with the closing of the Buyer’s acquisition of Fox, the Company provided a credit facility to the Buyer, as co-borrower and Fox, as borrower, which funded, in part, the Buyer’s purchase of the Fox stock from Seller and made available to Fox a secured revolving loan commitment and secured term loans. The initial amount outstanding under these facilities at the close of this transaction was approximately $56.3 million. The loans to Fox are secured by security interests in all of the assets of Fox and the pledge of the equity interests in Fox. In addition to being similar to the terms and conditions of the credit facilities in place with our existing businesses, the Company believes that the terms of the loans are fair and reasonable given the leverage and risk profile of Fox.
     Compass Group Management LLC, our manager, acted as an advisor to the Company in the transaction for which it received fees and expense payments totaling approximately $0.8 million.
     The foregoing brief description of the Purchase Agreement is not meant to be exhaustive and is qualified in its entirety by the Purchase Agreement itself, which is attached hereto as Exhibit 99.1.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

99.1	Share Purchase Agreement dated January 4, 2008, among Fox Factory Holding Corp., Fox Factory, Inc. and Robert C. Fox, Jr.
99.2	Press Release of the Company dated January 7, 2008 announcing the purchase of Fox Factory, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2008	COMPASS DIVERSIFIED HOLDINGS
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2008	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.
99.1	Share Purchase Agreement dated January 4, 2008, among Fox Factory Holding Corp., Fox Factory, Inc. and Robert C. Fox, Jr.
99.2	Press Release of the Company dated January 7, 2008 announcing the purchase of Fox Factory, Inc.

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